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AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 30, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ANDREW CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	36-2092797
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

10500 West 153rd Street
Orland Park, Illinois 60462
Telephone: (708) 349-3300
(Address, including zip code, and telephone number, including area code, of registrant's principal executive office)

James F. Petelle
Vice President, Law
10500 West 153rd Street
Orland Park, Illinois 60462
Telephone: (708) 349-3300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Dewey B. Crawford
Gardner Carton & Douglas LLP
191 N. Wacker Drive, Suite 3700
Chicago, Illinois 60606

        Approximate date of commencement of proposed sale to the public: At such time or times after the effective date of this registration statement as the selling securityholders shall determine.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.01 per share (1)	1,650,000	$20.04	$33,066,000.00	$4,190.00

(1)
Includes associated common stock purchase rights to purchase one share of Andrew Corporation common stock that will not be exercisable or evidenced separately from the common stock prior to the occurrence of certain events.

(2)
Represents the number of shares of common stock issued to the selling securityholders by Andrew pursuant to that certain Asset Purchase Agreement dated as of March 27, 2004. This registration statement also shall cover any additional shares of common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock.

(3)
Estimated solely for purposes of determining the amount of the registration fee, in accordance with Rule 457(c) based on the average of the high and low prices of Andrew Corporation common stock as reported by the NASDAQ National Market on June 28, 2004.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

        The information in this prospectus is not complete and may be changed. The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion
Dated June 30, 2004

Prospectus

Andrew Corporation

1,650,000 Shares of Common Stock, par value $.01 per share

        On March 31, 2004, Andrew consummated the transactions contemplated by that certain Asset Purchase Agreement dated as of March 27, 2004 and issued 1,650,000 shares of our common stock, par value $.01 per share, in a private placement in reliance on an exemption from registration under the Securities Act of 1933, as amended, as consideration for the assets we purchased. This prospectus may be used by the selling securityholders to resell such common stock. We will not receive any of the proceeds from the sale of the common stock.

        Our common stock is traded on The NASDAQ National Market under the symbol "ANDW." On June 28, 2004, the reported last sale price of our common stock on NASDAQ was $19.91 per share.

        Investing in our common stock involves risks. See "Risk Factors" beginning on page 4 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2004.

        As used in this prospectus, the terms "Andrew Corporation," "Andrew," "the company," "the combined company," "we," "our," "ours" and "us" refer to Andrew Corporation and its subsidiaries as a combined entity, except in the "Description of Capital Stock," "Plan of Distribution" and in other places where it is clear that the terms mean only Andrew Corporation. References to "Allen" means Allen Telecom Inc.

        You should rely only on the information contained or incorporated by reference into this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provided you with different or inconsistent information, you should not rely on it. The selling securityholders are not making an offer of the securities to be sold under this prospectus in any jurisdictions where the offers or sales are not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. The delivery of this prospectus does not, under any circumstances, mean that there has not been a change in our affairs since the date hereof.

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Special Note About Forward-Looking Statements

        This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, that if they materialize, as well as assumptions, that if they prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any projections of earnings, revenues, synergies, accretion, margins or other financial items; any statements of the plans, strategies and objectives of management for future operations, including the execution of integration and restructuring plans; any estimates of cost savings relating to our restructuring or our merger with Allen Telecom Inc.; any statements concerning proposed new products, services, developments or industry rankings; any statements regarding the cost and outcome of litigation; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing.

        The risks, uncertainties and assumptions referred to above include the challenges of integration and restructuring associated with the Allen merger and the challenges of achieving anticipated cost savings and synergies and other risks that are described in the section of this prospectus entitled "Risk Factors" and in the documents that are incorporated by reference into this prospectus. If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, our results could differ materially from the expectations in these statements. We are not under any obligation and do not intend to update our forward-looking statements. We caution that these risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. We cannot predict these new risk factors, nor can we assess the impact, if any, of these new risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those projected in any forward-looking statements. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results.

Prospectus Summary

        This summary highlights selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that may be important to you. You should read carefully this entire prospectus, including the "Risk Factors" section, and the other documents we refer to and incorporate by reference herein. In particular, we incorporate important business and financial information in this prospectus by reference.

        We believe that Andrew is the leading global supplier of communications products and systems to the wireless subsystem infrastructure market. We have the ability to provide total customer solutions, including virtually all components of a wireless base station that are outsourced by major network OEMs (Original Equipment Manufacturers) and operators. This allows us to better meet the evolving performance and cost efficiency requirements of our customers who benefit from the availability of one-stop shopping for all of their wireless infrastructure needs. Our products are based primarily on our core competency, the radio frequency (RF) path. We have unique technical skills and marketing strengths in developing products for RF systems. We manage our business as one reportable business segment built around this core competency. Our products are used in the infrastructure for traditional wireless networks, third generation (3G) technologies, voice, data, video and Internet services, as well as applications for microwave and satellite communications, and other specialized applications for government and commercial use.

        We classify our sales into five product groups: Antennas, Base Station Subsystems, Cable Products, Network Solutions and Wireless Innovations. The Antenna group products include base station antennas, earth station antennas, multi-band antennas and point-to-point antennas. Base Station Subsystems products are integral components of wireless base stations and include products such as power amplifiers, filters, duplexers and combiners that are sold individually or as parts of integrated subsystems. Cable Products include coaxial cables, connectors, cable assemblies and accessories. Network Solutions includes software and equipment to locate wireless 911 callers as well as equipment and services for testing and optimizing wireless networks. Wireless Innovations products are used to extend the coverage of wireless networks in areas where signals are difficult to send or receive and include both complete systems and individual components.

        Over the last two years, we completed two major acquisitions that have substantially broadened our product offering and established us as the leading global supplier of communications products and systems to the wireless subsystem infrastructure market. These acquisitions allowed us to provide global wireless service providers and OEMs with a unique one-stop shopping partner. In July 2003, we purchased Allen Telecom, a global provider of wireless infrastructure equipment and services. Allen's product offering was complementary to ours and had minimal product overlap. This acquisition allows us to offer a more complete RF footprint product offering with more value-added and integrated products. In June 2002, we completed the acquisition of Celiant Corporation, a power amplifier manufacturer. Celiant's engineering and technical capabilities and intellectual property have made us a leading supplier of power amplifiers.

Corporate Information

        Andrew was incorporated in 1987 under the laws of the State of Delaware as successor to an Illinois corporation organized in 1947. Originally founded as a partnership in 1937, our principal executive offices are located at 10500 West 153rd Street, Orland Park, Illinois, 60462, which is approximately 25 miles southwest of downtown Chicago. The telephone number for the principal executive offices is (708) 349-3300.

This Offering

Issuer	Andrew Corporation, a Delaware corporation.
Security	1,650,000 shares of common stock, par value $0.01 per share.
Use of Proceeds	We will not receive any of the proceeds of the sale by the selling securityholders of the common stock.
Risk Factors
You should carefully consider all of the information contained or incorporated by reference in this prospectus prior to investing in our common stock. In particular, we urge you to carefully consider the information set forth under "Risk Factors" beginning on page 4 for a discussion of risks and uncertainties relating to us, our business and an investment in our common stock.
Listing and Trading	Our common stock is listed on the NASDAQ National Market under the symbol "ANDW."

Risk Factors

        An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, as well as the other information included or incorporated by reference in this prospectus, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. In addition, please read "Special Note About Forward-Looking Statements" in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere contained or incorporated by reference in this prospectus. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

Risks Related to Andrew

Although we expect that our acquisition of Allen will result in benefits to the combined company, we may not realize those benefits because of integration and other challenges.

        We operate in a market environment that cannot be predicted and that involves significant risks, many of which are beyond our control. Our failure to meet the challenges involved in successfully integrating the operations of Andrew and Allen or to otherwise realize any of the anticipated benefits of the merger, including anticipated cost savings, could seriously harm our results of operations. Realizing the benefits of the merger will depend in part on the integration of technology, operations and personnel. The integration of the companies is a complex, time-consuming and expensive process that could significantly disrupt our business. The challenges involved in this integration include the following:

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  consolidating and rationalizing corporate information technology and administrative infrastructures;

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  consolidating and rationalizing manufacturing operations;

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  combining product offerings;

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  coordinating sales and marketing efforts to effectively communicate the capabilities of the combined company;

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  coordinating and rationalizing research and development activities to enhance introduction of new products and technologies with reduced cost;

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  preserving distribution, marketing or other important relationships of both Andrew and Allen and resolving potential conflicts that may arise;

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  minimizing the diversion of management's attention from ongoing business concerns and successfully returning managers to regular business responsibilities from their integration planning activities;

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  demonstrating to employees that the business cultures of Andrew and Allen are compatible, maintaining employee morale and retaining key employees; and

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  coordinating and combining overseas operations, relationships and facilities, which may be subject to additional constraints imposed by local laws and regulations.

        Our management has limited experience integrating operations as substantial, geographically dispersed and decentralized as those of Allen. The combined company may not successfully integrate the operations of Andrew and Allen in a timely manner, and may not realize the anticipated benefits or synergies of the merger to the extent, or in the timeframe, anticipated. The anticipated benefits and synergies relate to cost savings associated with anticipated restructurings and other operational efficiencies, greater economies of scale, and revenue enhancement opportunities. However, these anticipated benefits and synergies are based on projections and assumptions, not actual experience, and assume a successful integration. In addition, our ability to realize these benefits and synergies could be adversely impacted by practical or legal constraints on our ability to combine operations or implement workforce reductions and by risks relating to potential unknown liabilities of Allen.

        In addition to the integration risks discussed above, in September 2002, we announced a plan to restructure our manufacturing operations and discontinue several non-strategic businesses. Our efforts to successfully integrate the operations of Andrew and Allen may be made even more difficult by the diversion of management and other resources necessary to successfully complete this reorganization. Our management has limited experience in carrying out restructurings as substantial as this. Moreover, if our management is unsuccessful in carrying out our restructuring plans, we are unlikely to achieve expected cost savings, which would reduce our operating margins and income.

Deterioration of the wireless infrastructure industry could lead to further reductions in capital spending budgets by wireless operators and original equipment manufacturers, which could further adversely affect our revenues, gross margins and income.

        Our revenues and gross margins will depend significantly on the overall demand for wireless infrastructure subsystems products. Reduced capital spending budgets by wireless operators and original equipment manufacturers caused by the ongoing industry downturn have led to continued soft demand for our products and services, which has resulted in, and may continue to result in, decreased revenues, earnings levels or growth rates. The global economy in general, and the wireless infrastructure market in particular, has weakened and market conditions continue to be challenging. As a result, individuals and companies are delaying or reducing expenditures, including those for wireless infrastructure products. We have observed effects of the global economic downturn in many areas of our business. We have experienced gross margin declines, reflecting the effect of competitive pricing pressures as well as charges associated with previously announced restructurings. In addition, the telecommunications industry has experienced significant consolidation, and this trend is expected to continue. It is possible that we and one or more of our competitors each supply products to the companies that have merged or will merge. This consolidation could result in further delays in purchasing decisions by merged companies or in us playing a decreased role in the supply of products to the merged companies. Further delays or reductions in wireless infrastructure spending could have a material adverse effect on demand for our products and services and, consequently, our results of operations, prospects and stock price.

Because we depend on two of our customers for a significant portion of our sales, our sales, operating margins and income would be adversely affected by any disruption of our relationship with those customers or any material adverse change in their businesses.

        We depend on Lucent Technologies and AT&T Wireless for a significant portion of our sales. Lucent accounted for more than 10% of our 2003 sales and we anticipate that both AT&T Wireless and Lucent will account for more than 10% of our sales in 2004. Any disruption of our relationships with Lucent or AT&T Wireless, including any adverse modification of our supply agreements with them or the unwillingness or inability of either of them to perform its obligations under its supply agreement, would adversely affect our sales and, as a result of under-absorption of fixed costs, operating margins and income. In addition, any material adverse change in the financial condition of Lucent or AT&T Wireless, or in expenditures by Lucent on RF power amplifiers or by AT&T Wireless on network geolocation products and services, would have similar adverse effects.

Our revenues and selling, general and administrative expenses may suffer if we cannot continue to enforce the intellectual property rights on which our business depends or if third parties assert that we violate their intellectual property rights.

        We generally rely upon patent, copyright, trademark and trade secret laws in the United States and similar laws in other countries, and agreements with our employees, customers, partners and other parties, to establish and maintain our intellectual property rights in technology and products used in our operations. However, any of our intellectual property rights could be challenged, invalidated or circumvented, or our intellectual property rights may not provide competitive advantages, which could significantly harm our business. Also, because of the rapid pace of technological change in the wireless industry, a portion of our business and our products may rely on key technologies developed by third parties, and we may not be able to obtain licenses and technologies from these third parties on reasonable terms or at all. Third parties also may claim that we are infringing upon their intellectual property rights. Even if we do not believe that our products or business are infringing upon third parties' intellectual property rights, the claims can be time-consuming and costly to defend and divert management's attention and resources away from our business. Claims of intellectual property infringement also might require us to enter into costly settlement or license agreements. If we cannot or do not license the infringed technology at all or on reasonable terms or substitute similar technology from another source, our sales, operating margins and income could suffer.

Continuing and future sales opportunities for our geolocation products and services are uncertain, and if we cannot develop such opportunities, our sales and income will be reduced.

        The Federal Communications Commission has promulgated regulations requiring wireless communications carriers to provide caller location information for wireless 911 calls. The systems by which this location information is supplied are often described as "E 911 solutions." Our Allen subsidiary has developed network-based geolocation products and services that enable carriers to effectively implement network-based E 911 solutions. Changes in technology and regulations, or our inability to meet customers' evolving requirements, could affect our ability to develop continuing and future sales opportunities for Allen's network-based geolocation products and services. If we cannot develop sales opportunities for Allen's network-based geolocation products or services or meet customers' requirements, the sales and income of the combined company would be reduced.

A substantial portion of our sales are outside the United States. Conducting business in international markets involves risks and uncertainties such as foreign exchange rate exposure and political and economic instability that could lead to reduced international sales and reduced profitability associated with such sales, which would reduce our sales and income.

        A significant portion of our sales are outside the United States, and in recent years we have significantly increased our international manufacturing capabilities. We anticipate that international sales will continue to represent a substantial portion of our total sales and that continued growth and profitability will require further international expansion. Identifiable foreign exchange rate exposures result primarily from currency fluctuations, accounts receivable from customer sales, the anticipated purchase of products from affiliates and third-party suppliers and the repayment of inter-company loans denominated in foreign currencies with our foreign subsidiaries. International business risks also include political and economic instability, tariffs and other trade barriers, longer customer payment cycles, burdensome taxes, restrictions on the repatriation of earnings, expropriation or requirements of local or shared ownership, compliance with local laws and regulations, terrorist attacks, developing legal systems, reduced protection of intellectual property rights in some countries, cultural and language differences, and difficulties in managing and staffing operations. We believe that international risks and uncertainties could lead to reduced international sales and reduced profitability associated with such sales, which would reduce our sales and income.

        In addition, we expect a significant portion of our sales will be in China. While we were not materially adversely affected by the recent outbreak of Severe Acute Respiratory Syndrome (SARS) in China and we will, if necessary, be able to ship product into China from other manufacturing facilities to meet demand in China, there can be no assurance that a new outbreak of SARS, with attendant travel restrictions, adverse impact on the Chinese economy and telecommunications business and other known and unknown potential consequences, would not materially reduce our sales.

Charges to earnings resulting from the application of the purchase method of accounting with respect to our merger with Allen may reduce our income.

        In accordance with United States generally accepted accounting principles, we are accounting for our merger with Allen using the purchase method of accounting, which results in charges to earnings that could have a material adverse effect on the market value of our common stock. Under the purchase method of accounting, we allocated the total estimated purchase price to Allen's net tangible assets, amortizable intangible assets and intangible assets with indefinite lives based on their fair values as of the date of completion of the merger, and recorded the excess of the purchase price over those fair values as goodwill. We will incur additional depreciation and amortization expense over the useful lives of certain of the net tangible and intangible assets acquired in connection with the merger. In addition, to the extent the value of goodwill or intangible assets with indefinite lives becomes impaired, we will be required to incur charges, which may be material, relating to the impairment of those assets. These depreciation, amortization and potential impairment charges will reduce our income.

The competitive pressures we face could lead to reduced demand or lower prices for our products and services in favor of our competitors' products and services, which could harm our sales, gross margins and prospects.

        We encounter aggressive competition from numerous and varied competitors in all areas of our business, and compete primarily on the basis of technology, performance, price, quality, reliability, brand, distribution, customer service and support. If we fail to develop new products and services, periodically enhance our existing products and services, or otherwise compete successfully, it would reduce our sales and prospects. Further, we may have to continue to lower the prices of many of our products and services to stay competitive. If we cannot reduce our costs in response to competitive price pressures, our gross margins would decline.

If we cannot continue to rapidly develop, manufacture and market innovative products and services that meet customer requirements for performance and reliability, we may lose market share and our revenues may suffer.

        The process of developing new wireless technology products and services is complex and uncertain, and failure to anticipate customers' changing needs and emerging technological trends accurately and to develop or obtain appropriate intellectual property could significantly harm our results of operations. We must make long-term investments and commit significant resources before knowing whether our investments will eventually result in products that the market will accept. After a product is developed, we must be able to manufacture sufficient volumes quickly and at low costs. To accomplish this, we must accurately forecast volumes, mix of products and configurations that meet customer requirements, which we may not be able to do successfully.

        Among the factors that make a smooth transition from current products to new products difficult are delays in product development or manufacturing, variations in product costs, delays in customer purchases of existing products in anticipation of new product introductions and customer demand for the new product. Our revenues and gross margins may suffer if we cannot make such a transition effectively and also may suffer due to the timing of product or service introductions by our suppliers and competitors. This is especially challenging when a product has a short life cycle or a competitor introduces a new product just before our own product introduction. Furthermore, sales of our new products may replace sales of some of our current products, offsetting the benefit of even a successful product introduction. There may also be overlaps in our current product portfolios resulting from our recent merger with Allen that we will need to reconcile. If we incur delays in new product introductions, or do not accurately estimate the market effects of new product introductions, given the competitive nature of its industry, future demand for our products and our revenues may be seriously harmed.

The price of our outstanding securities may suffer if we cannot control fluctuations in our sales and operating results.

        Historically, our quarterly and annual sales and operating results have fluctuated. We expect fluctuations to continue in the future. In addition to general economic and political conditions, the following factors affect our sales: the timing of significant customer orders, our inability to forecast future sales due to our just-in-time supply approach, changes in competitive pricing, wide variations in profitability by product line, variations in operating expenses, the timing of announcements or introductions of new products by us, our competitors or our respective customers, the acceptance of those products, relative variations in manufacturing efficiencies and costs, and the relative strength or weakness of international markets. Since our quarterly and annual sales and operating results vary, we believe that period-to-period comparisons are not necessarily meaningful, and you should not rely on those comparisons as indicators of our future performance. Due to the foregoing factors, it is possible that in some future quarter or quarters our revenues or operating results will not meet the expectations of the public stock market analysts or investors, which could cause the price of our outstanding securities to decline.

If we cannot continue to attract and retain highly qualified people our revenues, gross margin and income may suffer.

        We believe that our future success significantly depends on our ability to attract, motivate and retain highly qualified management, technical and marketing personnel. The competition for these individuals is intense. From time to time, there may be a shortage of skilled labor, which may make it more difficult and expensive for us to attract, motivate and retain qualified employees. We believe our inability to do so could negatively impact the demand for our products and services and consequently our financial condition and operating results.

Our costs and business prospects may be affected by increased government regulation, a factor which is largely beyond our control.

        We are not directly regulated in the U.S., but many of our U.S. customers and the telecommunications industry generally are subject to Federal Communications Commission regulation. In overseas markets, there are generally similar governmental agencies that regulate our customers. We believe that regulatory changes could have a significant negative effect on our business and operating results by restricting our customers' development efforts, making current products obsolete or increasing competition. Our customers must obtain regulatory approvals to operate certain of our products. Any failure or delay by any of our customers to obtain these approvals would adversely impact our ability to sell our products. The enactment by governments of new laws or regulations or a change in the interpretation of existing regulations could adversely affect the market for our products. The increasing demand for wireless communications has exerted pressure on regulatory bodies worldwide to adopt new standards for such products, generally following extensive investigation and deliberation over competing technologies. In the past, the delays inherent in this governmental approval process have caused, and may in the future cause, the cancellation or postponement of the deployment of new technologies. These delays could have a material adverse effect on our revenues, gross margins and income.

Allegations of health risks from wireless equipment may negatively affect our results of operations.

        Allegations of health risks from the electromagnetic fields generated by base stations and mobile handsets, and the lawsuits and publicity relating to them, regardless of merit, could affect our operations negatively by leading consumers to reduce their use of mobile phones or by causing us to allocate resources to these issues.

Risks Related to the Offering

The price of our common stock historically has been volatile.

        The market price of our common stock historically has experienced and may continue to experience high volatility, and the broader stock market has experienced significant price and volume fluctuations in recent years. Some of the factors that can affect our stock price are:

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  actual, or market expectations of, fluctuations in capital spending by wireless operators and original equipment manufacturers on wireless infrastructure;

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  the announcement of new products, services or technological innovations by us or our competitors;

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  continued variability in our revenue or earnings;

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  changes in quarterly revenue or earnings estimates for us made by the investment community;

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  delays or postponements of wireless infrastructure deployments, including 3G technology, regardless of whether such deployments have an actual impact on our orders or sales; and

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  speculation in the press or investment community about our strategic position, financial condition, results of operations, business or significant transactions.

        General market conditions and domestic or international macroeconomic and geopolitical factors unrelated to our performance may also affect the price of our common stock. For these reasons, investors should not rely on historical trends to predict future stock prices or financial results. In addition, following periods of volatility in a company's securities, securities class action litigation against a company is sometimes instituted. This type of litigation could result in substantial costs and the diversion of management time and resources. We anticipate that we will continue to face these types of risks.

Use of Proceeds

        All of the proceeds from the sale of the common stock offered by this prospectus will go to the selling securityholders. We will not receive any proceeds from any sale by the selling securityholders.

Description of Capital Stock

        The following descriptions of our common stock and preferred stock summarize the material terms and provisions of these securities. For the complete terms of our common stock and preferred stock, please refer to our restated certificate of incorporation, bylaws and stockholders rights agreement that are incorporated by reference into this prospectus. The terms of these securities may also be affected by the General Corporation Law of the State of Delaware. The summary below is qualified in its entirety by reference to our restated certificate of incorporation, bylaws and stockholder rights agreement.

Authorized Capital Stock

        Our certificate of incorporation authorizes 400,000,000 shares of common stock, $.01 par value per share, and 1,000,000 shares of Series A 7.75% Convertible Preferred Stock, no par value per share. As of June 28, 2004, an aggregate of 160,658,111 shares of our common stock were outstanding and an aggregate of 130,414 shares of Series A 7.75% Convertible Preferred Stock were outstanding.

Common Stock

        Voting Rights.    Each holder of common stock is entitled to one vote for each share of our common stock held of record on the applicable record date on all matters submitted to a vote of shareholders.

        Dividend Rights; Rights upon Liquidation.    The holders of common stock are entitled to receive, from funds legally available for the payment thereof, dividends when and as declared by resolution of the board of directors, subject to the dividend preference of any outstanding Series A 7.75% Convertible Preferred Stock. In the event of liquidation, each share of common stock is entitled to share pro rata in any distribution of our assets after payment or providing for the payment of liabilities and any liquidation preference of any outstanding Series A 7.75% Convertible Preferred Stock.

        Preemptive Rights.    Holders of common stock have no preemptive rights to purchase, subscribe for or otherwise acquire any unissued or treasury shares or other securities.

Series A 7.75% Convertible Preferred Stock

        Designation and Amount.    The Series A 7.75% Convertible Preferred Stock has no par value and a liquidation preference of $50.00 per share plus accrued and unpaid dividends. The authorized number of shares of Series A 7.75% Convertible Preferred Stock is 1,000,000. Each share of Series A 7.75% Convertible Preferred Stock is currently convertible into 11.526 shares of our common stock, which is calculated by dividing the liquidation preference per share of $50.00 by the conversion price, which is currently $4.338 per share of common stock and which is subject to adjustment upon the occurrence of certain events as set forth in the restated certificate of incorporation.

        Rank.    The Series A 7.75% Convertible Preferred Stock, with respect to dividend rights and rights upon liquidation, winding-up or dissolution, ranks senior to the common stock and each other class of capital stock or series of preferred stock established after the original issue date of the Series A 7.75% Convertible Preferred Stock by the board of directors, the terms of which do not expressly provide that such class or series ranks senior to or on parity with the Series A 7.75% Convertible Preferred Stock as to such rights, and on parity with any class of capital stock or series of preferred stock established after the original issue date of the Series A 7.75% Convertible Preferred Stock by the board of directors, the terms of which expressly provide that such class or series will rank on parity with the Series A 7.75% Convertible Preferred Stock as to such rights. The Series A 7.75% Convertible Preferred Stock ranks junior to each class of capital stock or series of preferred stock established after the original issue date of the Series A 7.75% Convertible Preferred Stock by the board of directors, the terms of which expressly provide that such class or series will rank senior to the Series A 7.75% Convertible Preferred Stock as to dividend rights or rights upon our liquidation, winding-up or dissolution.

        Dividends.    Subject to the rights of any holders of stock ranking senior to, or pari passu with, the Series A 7.75% Convertible Preferred Stock, holders of shares of Series A 7.75% Convertible Preferred Stock will be entitled to receive, when, as and if declared by the board of directors out of assets that are legally available for payment, dividends at the annual rate of 7.75% of the liquidation preference of $50.00 per share of Series A 7.75% Convertible Preferred Stock. This is equivalent to $3.875 per share annually. Dividends on the Series A 7.75% Convertible Preferred Stock will be payable quarterly, in arrears, on February 15, May 15, August 15 and November 15 of each year, commencing August 15, 2003. At our option, we may pay any dividend on the Series A 7.75% Convertible Preferred Stock in cash, in shares of common stock, or in a combination of cash and shares of common stock.

        Mandatory Redemption.    On, but not before, February 15, 2014, subject to legal availability of funds therefor, we must redeem all outstanding shares of Series A 7.75% Convertible Preferred Stock at a redemption price in cash equal to the liquidation preference of the Series A 7.75% Convertible Preferred Stock.

        Liquidation Preference.    In the event of voluntary or involuntary liquidation, winding-up or dissolution of Andrew, each holder of Series A 7.75% Convertible Preferred Stock will, subject to the prior rights of any holders of any stock ranking senior to the Series A 7.75% Convertible Preferred Stock, be entitled to receive and to be paid out of our assets available for distribution to our stockholders, before any payment or distribution is made to holders of any stock ranking junior to the Series A 7.75% Convertible Preferred Stock (including common stock), a liquidation preference in the amount of $50.00 per share of Series A 7.75% Convertible Preferred Stock.

        Voting Rights.    The shares of Series A 7.75% Convertible Preferred Stock have no voting rights except as described below and otherwise required by Delaware law from time to time. So long as any shares of Series A 7.75% Convertible Preferred Stock remain outstanding, we may not authorize, increase the authorized amount of or issue any shares of any class or series of any stock ranking senior to the Series A 7.75% Convertible Preferred Stock (or any security convertible into any stock ranking senior to the Series A 7.75% Convertible Preferred Stock), or adopt amendments to our amended and restated certificate of incorporation or bylaws that would materially affect the existing terms of the Series A 7.75% Convertible Preferred Stock, without the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of the Series A 7.75% Convertible Preferred Stock. Our amended and restated certificate of incorporation provides that, except as otherwise required by law, the authorization of, the increase in the authorized amount of or the issuance of any shares of any class or series of stock ranking pari passu with, or junior to, the Series A 7.75% Convertible Preferred Stock does not require the consent of any holder of Series A 7.75% Convertible Preferred Stock, and is not deemed to materially adversely affect the existing terms of the Series A 7.75% Convertible Preferred Stock. So long as at least 100,000 shares of the Series A 7.75% Convertible Preferred Stock remain outstanding, if, for each of six consecutive dividend periods, we fail to pay the full dividend payable to the holders of the Series A 7.75% Convertible Preferred Stock with respect to such dividend period in cash, in shares of our common stock or a combination thereof, then the holders of the Series A 7.75% Convertible Preferred Stock, voting separately as one class, will be entitled at the next regular or special meeting of stockholders to elect one additional director to our board of directors. Upon the election of this additional director, the number of directors that compose our board of directors will be increased by one director. Such voting rights and the term of any director so elected will continue until such time as fewer than 100,000 shares of the Series A 7.75% Convertible Preferred Stock are outstanding, such time as the outstanding shares of Series A 7.75% Convertible Preferred Stock have been mandatorily converted or redeemed, or the liquidation, winding-up or dissolution of Andrew, whichever is earliest. In all cases in which the holders of Series A 7.75% Convertible Preferred Stock are entitled to vote, each share of Series A 7.75% Convertible Preferred Stock will be entitled to one vote.

        Conversion.    Each share of Series A 7.75% Convertible Preferred Stock will be convertible at the option of the holder thereof at any time. At any time on or after February 20, 2005, we may, at our option, cause all, but not a portion, of the outstanding shares of Series A 7.75% Convertible Preferred Stock to be automatically converted into that number of shares of our common stock for each share of Series A 7.75% Convertible Preferred Stock equal to the then prevailing conversion ratio, plus cash in lieu of any fractional shares. We may exercise this right to cause a mandatory conversion only if the closing price of our common stock equals or exceeds 125% of the then prevailing conversion price for at least 20 trading days in any consecutive 30-day trading period, including the last trading day of such 30-day period, ending on the trading day prior to the issuance of a press release, or, if no press release is issued, mailing of a notice announcing the mandatory conversion.

Rights

        We have adopted a Stockholder Rights Plan, in the form of a Rights Agreement, under which each share of common stock has associated with it one common stock purchase right (a "right"). Each right entitles the holder to purchase, under the circumstances described below, one share of common stock for a price of $500.00, subject to adjustment pursuant to the rights agreement. The rights are not currently exercisable and, until they are exercisable, are transferable only with the related shares of common stock. Separate rights certificates will be distributed when the rights become exercisable. The holder of a right has no rights as a stockholder of Andrew, including the right to vote or to receive dividends. The rights will expire at the close of business on December 16, 2006, unless redeemed by the company prior to such date.

        The rights become exercisable at the specified exercise price upon the earlier to occur of (i) 10 days after a public announcement that any person or group, other than Andrew and certain related entities (an "excluded person") has acquired (an "acquiring person") beneficial ownership of 15% or more of the outstanding shares of common stock and (ii) 10 business days (unless delayed by the board of directors) after any person or group (other than an excluded person) has commenced, or announced the intention to commence, a tender or exchange offer that would, upon its consummation, result in such person or group being the beneficial owner of 15% or more of the outstanding shares of common stock.

        In the event that any person or group becomes an acquiring person, each holder of a right, other than the acquiring person (whose rights thereafter will be void), is entitled to purchase that number of shares of common stock having a market value at the time of such acquisition of two times the exercise price of the right. After a person or group has become an acquiring person, if Andrew is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, each holder of a right is entitled to purchase that number of shares of common stock of the acquiring company that at the time of such acquisition has a market value of two times the exercise price of the right.

        The rights are redeemable, as a whole, at a redemption price of $.001 per right, subject to adjustment, at any time prior to the acquisition by a person or group of beneficial ownership of 15% or more of the outstanding shares of common stock.

        At any time after any person or group becomes an acquiring person and before such acquiring person acquires 50% or more of the outstanding shares of common stock, the board of directors may exchange the rights (other than rights that have become void) in whole or in part, at an exchange ratio of one share of common stock per right (subject to adjustment), or cash, other equity or debt securities of Andrew, other assets, or any combination of the foregoing, having an aggregate value equal to the then current market price of one share of common stock.

        Anti-Takeover Effects of Rights.    Although the rights are not intended to prevent an acquisition of Andrew on terms that are favorable and fair to all stockholders, the rights may discriminate against a prospective holder of common stock as a result of such holder owning a substantial amount of shares and may have the effect of delaying deferring or preventing a change in control of Andrew. The rights should not interfere, however, with any merger or business combination approved by our board of directors since we may redeem the rights prior to the time that a person or group becomes an acquiring person. Nonetheless, by causing substantial dilution to a person or group that attempts to acquire Andrew on terms not approved by our board of directors, the rights may interfere with certain acquisitions, including acquisitions that may offer a premium over market price to some or all of our stockholders.

Certain Corporate Provisions

        Acquisition Proposals.    Our restated certificate of incorporation provides that the board of directors is entitled to consider subjective factors in determining whether an acquisition proposal is in the best interests of Andrew and our stockholders. Such subjective factors include the social, legal and economic effects upon employees, suppliers, customers and our business community as well as our long-term business prospects. The restated certificate of incorporation broadly defines acquisition proposals to include any tender offer, exchange offer or other method of acquiring equity securities of Andrew to gain control by merger, consolidation or purchase of all or substantially all of our property and assets.

        Special Meetings of Stockholders; No Stockholder Action By Written Consent.    The restated certificate of incorporation and by-laws provide that special meetings of our stockholders may be called only by a majority of the board of directors. In addition, our restated certificate of incorporation and by-laws provide that our stockholders may only take actions at a duly called annual or special meeting of stockholders and may not take action by written consent.

        Advance Notice Requirements for Stockholder Proposals and Nomination of Directors. The by-laws provide that stockholders seeking to bring business before, or nominate directors at, any annual meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder's notice must be given in writing to the secretary of Andrew not more than 90 days in advance of the anniversary of the prior year's annual meeting. With respect to business to be transacted or elections to be held at a special meeting of stockholders, written notice must be given to the secretary not more than 10 days after the date on which notice of the special meeting is given to such stockholder. The by-laws also specify certain requirements for a stockholder's notice to be in proper written form.

Delaware Anti-Takeover Law

        Section 203 of the Delaware General Corporation Law prohibits certain transactions between a Delaware corporation and an "interested stockholder," which is defined as a person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting shares of a Delaware corporation. This provision prohibits certain business combinations (defined broadly to include mergers, consolidations, sales or other dispositions of such assets having an aggregate value in excess of 10% of the consolidated assets of the corporation, and certain transactions that would increase the interested stockholder's proportionate share ownership in the corporation) between an interested stockholder and a corporation for a period of three years after the date the interested stockholder becomes an interested stockholder, unless (i) the business combination is approved by the corporation's board of directors prior to the date the interested stockholder becomes an interested stockholder, (ii) the interested stockholder acquired at least 85% of the voting stock of the corporation (other than stock held by directors who are also officers or by certain employee stock plans) in the transaction in which it becomes an interested stockholder or (iii) the business combination is approved by a majority of the board of directors and by the affirmative vote of 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Selling Securityholders

        On March 31, 2004, Andrew consummated the transactions contemplated by that certain Asset Purchase Agreement dated as of March 27, 2004 and issued 1,650,000 shares of our common stock, par value $.01 per share, in a private placement in reliance on an exemption from registration under the Securities Act of 1933, as amended, as consideration for the assets we purchased. We are registering all of those shares of common stock for reoffer and resale by the selling securityholders. As used in this prospectus, selling securityholders will refer to the individuals and entities listed in the following table, along with any pledgee, donee, transferee or others who may later hold the selling securityholders' interests who are selling shares received after the date of this prospectus from the named selling securityholders as a gift, pledge, partnership distribution, limited liability company distribution or other non-sale related transfer. In addition, upon our being notified by a selling securityholder that a pledgee, donee, transferee or other successor-in-interest intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed to the extent required by law.

        The following table sets forth certain information, as of June 30, 2004, concerning the shares owned by the selling securityholders, which shares may be offered from time to time under this prospectus by the selling securityholders. This information is based on information provided by or on behalf of the selling securityholders. We will identify additional selling securityholders, if any, by prospectus supplement or post-effective amendment before they offer or sell their securities. Information concerning the selling securityholders may change from time to time and any changed information will be set forth in supplements to this prospectus if and when necessary.

        The selling securityholders may offer all, a portion or none of the shares of common stock. Because the selling securityholders may offer a portion of the common stock, we cannot estimate the amount of the common stock that will be held by the selling securityholders upon termination of any of these sales. In addition, the selling securityholders may have sold, transferred or otherwise disposed of their common stock in transactions exempt from the registration requirements of the Securities Act since the date on which they provided the information to us regarding their holdings.

        The percentage of common stock beneficially owned and being offered by the selling securityholders is based on 160,658,111 shares of our common stock outstanding as of June 28, 2004.

        To our knowledge, the selling securityholders have not had a material relationship with us or any of our predecessors or affiliates within the past three years.

	Shares beneficially owned prior to the sale of shares covered by this prospectus				Shares beneficially owned after the sale of shares covered by this prospectus
				Number of shares covered by this prospectus
Name of selling securityholder
	Number		Percent		Number	Peercent
Ernie Carpenter	143,839		*	143,839	0	—
Tommie Carpenter	883,236	(1)	*	882,936	300	*
Eric Lester	290,440		*	290,440	0	—
Peter Sandore	101,852		*	101,852	0	—
John Williamson	5,933		*	5,933	0	—
MTS Wireless Components, LLC	225,000		*	225,000	0	—

Total	1,650,300		*	1,650,000	300	*

*
Less than one percent.

(1)
Includes 882,936 shares issued in the private placement pursuant to that certain Asset Purchase Agreement dated as of March 27, 2004, 50 shares owned jointly with Virginia L. Carpenter and 250 shares owned in a rollover IRA.

Plan of Distribution

        The selling securityholders, which term includes all transferees, pledgees, donees or their successors, may from time to time sell the common stock covered by this prospectus, which we refer to in this section as the "securities," directly to purchasers or offer the securities through underwriters, broker-dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling securityholders and/or the purchasers of securities for whom they may act as agent, which discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

        The securities may be sold in one or more transactions:

  •
  at fixed prices;

  •
  at prevailing market prices at the time of sale;

  •
  at varying prices determined at the time of sale; or

  •
  at negotiated prices.

        These sales may be effected in transactions in the following manner:

  •
  on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

  •
  in the over-the-counter-market;

  •
  in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

  •
  through the writing and exercise of options, whether these options are listed on any options exchange or otherwise.

        These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as agent on both sides of the trade. In connection with the sale of the securities, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging positions they assume. The selling securityholders may sell the securities short and deliver securities to close out short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling securityholders may also pledge or grant security interests in some or all of their securities, and, if the selling securityholders default in the performance of their obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus.

        Our outstanding common stock is listed for trading on the Nasdaq National Market under the symbol "ANDW."

        In order to comply with the securities laws of some jurisdictions, if applicable, the holders of securities may offer and sell those securities in such jurisdictions only through registered or licensed brokers or dealers. In addition, under certain circumstances, in some jurisdictions the securities may not be offered or sold unless they have been registered or qualified for sale in the applicable jurisdiction or an exemption from registration or qualification requirements is available and is complied with.

        The selling securityholders, and any underwriters, broker-dealers or agents that participate in the sale of the securities, may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any sale of the securities may be underwriting compensation under the Securities Act. If any selling securityholder qualifies as an "underwriter," it will be subject to the prospectus delivery requirements of Section 5(b)(2) of the Securities Act. To the extent any selling securityholder may be deemed to be an "underwriter," it may be subject to statutory liabilities, including Sections 11, 12 and 17 of the Securities Act.

        The selling securityholders and any other person participating in a distribution will be subject to the applicable provisions of the Securities Exchange Act and the rules and regulations thereunder. We have informed the selling securityholders that the anti-manipulative provisions of Regulation M (or any successor rules or regulations) under the Securities Exchange Act may apply to their sales in the market. With certain exceptions, Regulation M precludes the selling securityholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of our common stock. The selling securityholders have acknowledged that they understand their obligations to comply with the provisions of the Securities Exchange Act and the rules thereunder, particularly Regulation M, and have agreed that they will not engage in any transaction in violation of such provisions.

        If required, at the time of a particular offering of securities by the selling securityholders, a supplement to this prospectus will be circulated setting forth the name or names of any underwriters, broker-dealers or agents, any discounts, commissions or other terms constituting compensation for underwriters and any discounts, commissions or concessions allowed or reallowed or paid to agents or broker-dealers.

        To our knowledge, there currently are no plans, arrangements or understandings between the selling securityholders and any underwriter, broker-dealer or agent regarding the sale of the common stock by the selling securityholders.

        There can be no assurance that the selling securityholders will sell any or all of their securities covered by this prospectus. We cannot assure holders that the selling securityholders will use this prospectus to sell any or all of the common stock covered by this prospectus. Any securities covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus. In addition, a selling securityholder may transfer, devise or gift the common stock by other means not described in this prospectus.

        We will make copies of this prospectus available to the selling securityholders and have informed them of the requirement for delivery of copies of this prospectus to purchasers at or before the time of any sale of the shares.

        Sales of a substantial number of shares of common stock by the selling securityholders, or the perception that sales could occur, could adversely affect the market price for shares of our common stock.

Legal Matters

        Gardner Carton & Douglas LLP, Chicago, Illinois, will pass upon the validity of the common stock offered by this prospectus. Attorneys of that firm participating in the preparation of this prospectus owned 37,300 shares of Andrew common stock as of June 30, 2004.

Experts

        The consolidated financial statements of Andrew Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended September 30, 2003 and the related financial statement schedule included therein have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon incorporated or included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Where You Can Find More Information

        We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act. You may read and copy any document we file at the SEC's Public Reference Room located at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings also are available from the SEC's Internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically.

        We filed a registration statement on Form S-3 to register with the SEC the securities described in this prospectus. This prospectus is part of that registration statement. As permitted by SEC rules, this prospectus does not contain all the information contained in the registration statement or the exhibits to the registration statement. You may refer to the registration statement and accompanying exhibits for more information about us and our securities.

        The SEC allows us to incorporate by reference into this document the information we filed with it. This means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. All information incorporated by reference is part of this document, unless and until that information is updated and superseded by the information contained in this document or any information subsequently incorporated by reference.

        We incorporate by reference the documents listed below:

  •
  Annual Report on Form 10-K for the fiscal year ended September 30, 2003;

  •
  Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2003;

  •
  Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004; and

  •
  Current Reports on Form 8-K, filed with the Securities and Exchange Commission on October 2, 2003 and February 3, 2004 (filed under Item 5).

        All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act on or (i) after the date of the filing of the registration statement containing this prospectus and prior to the effectiveness of the registration statement and (ii) after the date of this prospectus and prior to the closing of the offering made hereby, except for information furnished under Item 9 or 12 of Form 8-K, which is not deemed filed and not incorporated by reference herein, will become a part of this prospectus from the date that the documents are filed with the SEC, and information contained therein will automatically update and may replace information in this prospectus and information previously filed with the SEC.

        You may obtain any of these incorporated documents from us without charge, excluding any exhibits to these documents unless the exhibit is specifically incorporated by reference in such document, by requesting them from us in writing or by telephone at the following address:

ANDREW CORPORATION
10500 West 153rd Street
Orland Park, Illinois 60462
Telephone: (708) 349-3300
Attention: Investor Relations

        Documents may also be available on our website at www.andrew.com. Information contained on our website does not constitute a part of this prospectus.

PART II

Information Not Required In Prospectus

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth all fees and expenses payable by the registrant in connection with the issuance and distribution of the securities being registered. All of such expenses, except the SEC registration fee, are estimated. None of the expenses listed below will be paid by the selling securityholders.

Securities and Exchange Commission registration fee	$4,190
Legal fees and expenses	25,000
Accounting fees and expenses	5,000
Printing fees and expenses	10,000
Miscellaneous	5,810

Total	$50,000

Item 15.    Indemnification of Directors and Officers

Limitation on Liability of Directors

        Section 145 of the Delaware General Corporation Law ("DGCL") generally permits a Delaware corporation to indemnify officers, directors, employees or agents of the corporation if they are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. Our Certificate of Incorporation provides that we shall, subject to certain limitations, indemnify our directors and officers against expenses (including attorneys' fees, judgments, fines and certain settlements) actually and reasonably incurred by them in connection with any suit or proceeding to which they are a party so long as they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal action or proceeding, so long as they had no reasonable cause to believe their conduct to have been unlawful.

        Section 102 of the DGCL permits a Delaware corporation to include in its certificate of incorporation a provision eliminating or limiting a director's liability to a corporation or its stockholders for monetary damages for breaches of fiduciary duty. DGCL Section 102 provides, however, that liability for breaches of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct, or knowing violation of the law, and the unlawful purchase or redemption of stock or payment of unlawful dividends or the receipt of improper personal benefits cannot be eliminated or limited in this manner. Our Certificate of Incorporation includes a provision that eliminates, to the fullest extent permitted, director liability for monetary damages for breaches of fiduciary duty.

Item 16.    Exhibits

        See Index to Exhibits.

II-1

Item 17.    Undertakings

(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-2

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orland Park, State of Illinois on the 30th day of June 2004.

ANDREW CORPORATION (Registrant)
By:	/s/ MARTY R. KITTRELL Marty R. Kittrell Vice President, Chief Financial Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph E. Faison, Charles R. Nicholas or Marty R. Kittrell and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement and any amendments (including, without limitation, post-effective amendments) to this Registration Statement, and any and all additional Registration Statements filed pursuant to Rule 462(b) related to this Registration Statement, and to file the same, with all exhibits thereto and all documents required to be filed with respect therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents or his or their substitute or substitutes, may lawfully do or cause to be done.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 30th day of June 2004.

/s/ CHARLES R. NICHOLAS Charles R. Nicholas Chairman and Director	/s/ RALPH E. FAISON Ralph E. Faison President and Chief Executive Officer Director
/s/ MARTY R. KITTRELL Marty R. Kittrell Vice President and Chief Financial Officer Director	/s/ MARK A. OLSON Mark A. Olson Vice President and Chief Accounting Officer

S-1

/s/ JOHN G. BOLLINGER John G. Bollinger Director	/s/ PHILIP WM. COLBURN Philip Wm. Colburn Director
/s/ THOMAS A. DONAHOE Thomas A. Donahoe Director	/s/ JERE D. FLUNO Jere D. Fluno Director
William O. Hunt Director	/s/ ROBERT G. PAUL Robert G. Paul Director
/s/ GERALD A. POCH Gerald A. Poch Director	/s/ GLEN O. TONEY Glen O. Toney Director
/s/ DENNIS L. WHIPPLE Dennis L. Whipple Director

S-2

Index to Exhibits

Exhibit	Description
3.1	Restated Certificate of Incorporation. Filed as Exhibit 4.1 to Form S-8 filed on July 22, 2003 and incorporated herein by reference. (SEC File No. 333-107243)
3.2	By-Laws of Registrant. Filed as Exhibit 3.2 to Form S-3 dated October 28, 2003 and incorporated herein by reference. (SEC File No. 333-110014)
4.1	Stockholders Rights Agreement Dated November 14, 1996. Filed as Exhibit 4.1 to Form 8-K dated November 14, 1996 and incorporated herein by reference. (SEC File No. 000-09514)
5.1	Opinion of Gardner Carton & Douglas LLP
23.1	Consent of Ernst & Young LLP
23.2	Consent of Gardner Carton & Douglas LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page)

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Table of Contents
Special Note About Forward-Looking Statements
Prospectus Summary
This Offering
Risk Factors
Use of Proceeds
Description of Capital Stock
Selling Securityholders
Plan of Distribution
Legal Matters
Experts
Where You Can Find More Information
PART II Information Not Required In Prospectus
  Item 14. Other Expenses of Issuance and Distribution
  Item 15. Indemnification of Directors and Officers
  Item 16. Exhibits
  Item 17. Undertakings
SIGNATURES
Index to Exhibits